UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2007

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Moulton Street, Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On September 18, 2005, Curis, Inc. (the “Company”) entered into a Collaboration, Research and License Agreement (the “Agreement”) with Procter & Gamble, Inc. and Procter & Gamble Pharmaceuticals, a division of The Proctor & Gamble Company (collectively, “P&G”), to evaluate and seek to develop potential treatments for hair growth regulation and skin disorders utilizing the Company’s Hedgehog agonist technology.

Under the terms of the Agreement, the Company granted to P&G an exclusive, worldwide, royalty-bearing license for the development and commercialization of topical dermatological and hair growth products that incorporate the Company’s Hedgehog agonist technology.

In accordance with the terms of the Agreement, the parties agreed to jointly undertake a research program with the goal of identifying one or more compounds to be developed and commercialized by P&G. The research program had an initial term of one year, subject to periodic extension at the election of P&G.

Under the agreement, P&G paid the Company an up-front license fee of $500,000 and agreed to fund up to $600,000 for two Curis full-time equivalents providing research and development activities during the initial one-year research term, subject to its termination rights. P&G also agreed to make cash payments to the Company contingent upon the successful achievement of certain research, development, clinical and drug approval milestones, including $2,800,000 upon the achievement of certain preclinical development objectives. P&G also agreed to pay the Company royalties on net product sales if product candidates derived from the collaboration were successfully developed.

If not earlier terminated in accordance with the terms of the Agreement, the Agreement would have continued until six months after the expiration of the last to expire of any patent rights covering a product being sold under the Agreement. On May 9, 2007, however, P&G notified the Company of P&G’s decision to terminate the Agreement due to P&G’s belief that the topically-applied Hedgehog agonist compounds that were being developed under the Agreement did not exhibit an acceptable safety profile to warrant further development. The effective date of termination of the Agreement is six months from the date of notice, or November 9, 2007.

On the termination date of November 9, 2007, all licenses granted to P&G by the Company shall terminate. The Company shall have the exclusive option to acquire from P&G (with the right to license or sublicense) all data generated by P&G and other similar information and items related to the compounds developed during the collaboration by P&G, on commercially reasonable terms to be mutually agreed to by the parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: May 10, 2007	By:	/s/ MICHAEL P. GRAY
Michael P. Gray Chief Operating Officer and Chief Financial Officer